UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 06, 2026

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, including most recently in the Form 10-K filed by the Company on February 24, 2026, Ardagh Metal Packaging USA Corp. (“Ardagh”) filed an action against the Company in the United States District Court for the Northern District of Illinois (the “Court”) on December 31, 2022, alleging, among other claims, that the Company had failed or would fail to purchase contractual minimum volumes of certain aluminum beverage can containers from 2021 to 2025.

On April 6, 2026, the Court filed a jury verdict in favor of Ardagh, including damages payable by the Company to Ardagh in the amount of approximately $175.5 million, which includes offsetting of the Company’s damage counterclaim against Ardagh. The jury verdict form remains sealed by the Court. As of 3:00 EDT on April 10, 2026, the Court has not entered a judgment. Post-trial motions remain to be filed. The amount of the judgment was within the range previously disclosed by the Company of between zero and $300 million, plus interest if assessed.

The Company continues to deny that it breached the terms of the parties’ contract and intends to pursue all available post-trial motions and appellate remedies.

The Company is scheduled to release its first quarter 2026 financial statements on April 30, 2026. The Company is currently assessing the financial impact of this ruling and estimates that it will record a pre-tax one-time litigation expense liability related to this matter in the amount of $175.5 million plus accrued interest, if assessed.

The Company expects to fund any potential amounts owed through cash on hand and its line of credit. In the Company’s latest Earnings Release dated February 24, 2026, the Company reported that as of December 27, 2025 it had $223.4 million in cash, no debt, and $150.0 million available on its existing line of credit. The payment of this judgment, if required, is not expected to have a material impact on the Company’s operating plans.

Consistent with past practice, the Company’s most recent financial guidance, as disclosed in its latest Earnings Release dated February 24, 2026, excluded the impact of one-time litigation items. The Company expects to maintain the share repurchase plan of up to $25 million in share repurchases from March 30, 2026 to June 26, 2026 disclosed in the Current Report on Form 8-K filed by the Company on March 16, 2026.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, the Company’s report on Form 10-K for the year ended December 27, 2025 and subsequent reports filed by the Company with the SEC on Forms 10-Q and 8-K. Copies of these documents are available from the SEC and may be found on the Company’s website, www.bostonbeer.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	April 10, 2026	By:	/s/ Jim Koch
Name: C. James Koch Title: Chairman, President & CEO